Exhibit 99.1
FOR IMMEDIATE RELEASE
GLENBOROUGH REALTY TRUST CALLS FOR REDEMPTION OF 7 3/4% SERIES A CONVERTIBLE PREFERRED STOCK CONTINGENT UPON MERGER
SAN MATEO, CALIFORNIA, November 9, 2006 -— Glenborough Realty Trust Incorporated (“Glenborough”; NYSE:GLB) called for the redemption of its 7 3/4% Series A Convertible Preferred Stock (CUSIP #37803P204) (the “Preferred Stock”) by the mailing of a Notice of Redemption on October 27, 2006 to the holders of record of the Preferred Stock. Glenborough intends to redeem 3,740,807 shares of Preferred Stock, representing 100% of the total number of outstanding shares of Preferred Stock. The redemption of the Preferred Stock is contingent upon consummation of the merger of Glenborough with a subsidiary of certain funds managed by Morgan Stanley Real Estate (the “Merger”), which Merger currently is expected to occur on or about November 29, 2006 (the “Redemption Date”). Each share of Preferred Stock outstanding immediately prior to the consummation of the Merger will be entitled to receive an amount per share (the “Redemption Price”), in cash, without interest, equal to (i) $25.3875, plus (ii) $0.484375 multiplied by the quotient obtained by dividing (x) the number of days between the last day of the last dividend period for which full dividends on the Preferred Stock have been declared and paid and the Redemption Date (including the Redemption Date) by (y) the total number of days in the dividend period during which the Redemption Date occurs.
Holders who hold shares of Preferred Stock through a broker should contact their broker with regard to the redemption process because their shares will be redeemed in accordance with the broker’s and DTCC’s procedures. Glenborough does not control the broker and DTCC redemption process.
On or before the Redemption Date, the funds necessary for the Redemption will be set aside by Glenborough in trust for the benefit of the holders of Preferred Stock. From the Redemption Date forward, dividends on the redeemed Preferred Stock will no longer accrue, and holders of the redeemed Preferred Stock will have no rights other than the right to receive the Redemption Price, without interest, upon surrender of the redeemed Preferred Stock. Payment of the Redemption Price will be made only upon presentation and surrender of certificates representing the redeemed Preferred Stock, by mail, by overnight delivery or by hand to Registrar and Transfer Company, the redemption agent for the Preferred Stock, at the addresses specified in the Notice of Redemption.
The Preferred Stock called for redemption is convertible until the close of business (5:00 p.m. New York time) on the Redemption Date, into shares of Glenborough’s common stock, $0.001 par value (the “Common Stock”), at a conversion price of $32.83 per share (equivalent to a conversion rate of approximately 0.7615 shares of Common Stock for each share of Preferred Stock). Cash will be paid in lieu of any fractional shares. To convert any shares of Preferred Stock, the holder of record thereof must surrender the certificates representing said Preferred Stock to Registrar and Transfer Company at the address set forth below accompanied by a written notice of election to convert. Such election to convert must be received by Registrar and Transfer Company prior to the close of business (5:00 p.m. New York time) on the Redemption Date. No payment will be made for dividends accrued and unpaid on the Preferred Stock surrendered for conversion on or prior to the Redemption Date.
If a conversion of Preferred Stock occurs on or before the Redemption Date and, should the Merger be consummated, each share of Common Stock issued upon such conversion and outstanding immediately prior to the consummation of the Merger will be entitled to receive the per share consideration to be issued to holders of shares of Glenborough Common Stock in connection with the Merger. While each holder of Glenborough Common Stock will be entitled to receive approximately $26.18 per share (which amount is comprised of the $26.00 per share payable in connection with the Merger plus a pro rata portion of Glenborough’s regular quarterly dividend for the fourth quarter of 2006 based on a closing date of November 29, 2006) as consideration in connection with the Merger, each share of Preferred Stock converted into its Common Stock equivalent based on the 0.7615 conversion rate described above will be entitled to receive approximately $19.93 per share (which amount is determined by multiplying the 0.7615 conversion rate times the $26.18 per share amount payable to each holder of Glenborough Common Stock) as consideration in connection with the Merger.

A Letter of Transmittal and related materials for each redemption will be mailed on or about November 29, 2006 to holders of record immediately prior to the consummation of the Merger. Copies of the Notice of Redemption may be obtained from Registrar and Transfer Company, the transfer agent, registrar, redemption agent and conversion agent, by calling Investor Relations, Registrar and Transfer Company at 1-800-368-5948. The address of Registrar and Transfer Company is Registrar and Transfer Company, Attn: Reorg/Exchange Department, 10 Commerce Drive, Cranford, NJ 07016.
Glenborough is a self-administered and self-managed REIT with a portfolio of 45 primarily office properties as of September 30, 2006. The portfolio encompasses approximately 8 million square feet, concentrated in Washington D.C., Southern California, Northern New Jersey, Boston and Northern California.
FORWARD LOOKING STATEMENTS: Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements concerning plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance or products, underlying assumptions, and other statements which are other than statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends”, “plans,” “anticipates,” “contemplates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and other similar terminology or the negative of these terms. Because these forward-looking statements involve risk and uncertainty, there are important factors that could cause our actual results to differ materially from those stated or implied in the forward-looking statements. Such factors include, among others, factors that could prevent or delay the closing of the transactions described in this release, including, without limitation, factors about Glenborough’s financial condition and results of operation, national and local economic conditions, market fluctuations in rental rates, concessions and occupancy, reduced demand for office space, failure of market conditions and occupancy levels to improve certain geographic areas, defaults or non-renewal of leases by customers and increased rates and occupancy costs. Given these uncertainties, readers are cautioned not to place undue reliance on such statements. All forward-looking statements are based on information available to us on the date hereof and we assume no obligation to update or supplement any forward-looking statement. Additional information concerning factors that could cause results to differ can be found in our filings with the SEC including our report on Form 10-K for the year ended December 31, 2005, our Form 10-Q for the quarter ended June 30, 2006 and our Form 10-Q for the quarter ended September 30, 2006.
ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT
This communication is being made in respect of the proposed Merger involving Glenborough and a subsidiary of certain funds managed by Morgan Stanley Real Estate. In connection with the proposed Merger, Glenborough has filed a definitive proxy statement with the SEC. Stockholders are urged to read the definitive proxy statement carefully and in its entirety because it contains important information about the proposed transaction. Glenborough and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the proposed transactions. Information regarding Glenborough’s directors and executive officers is detailed in its proxy statements and annual reports on Form 10-K, previously filed with the SEC, and the definitive proxy statement relating to the proposed transactions.
The final proxy statement has been mailed to Glenborough’s stockholders. In addition, the proxy statement and other documents are available free of charge at the SEC’s Internet website www.sec.gov. The definitive proxy statement and other pertinent documents also may be obtained at no charge at Glenborough’s Web site, www.Glenborough.com.
Contact:
Glenborough Realty Trust
Andrew Batinovich, 650-343-9300
(President and CEO)
Brian S. Peay, 650-343-9300
(Executive Vice President and CFO)
Fax: 650-343-7438
shareholderservices@glenborough.com